I

Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2026 FIRST QUARTER RESULTS

Sequential Revenue Growth Driven by Disciplined Production Increases

Ooltewah Capacity Expansion on Track

Strong Cash Flow Supports Capacity Expansion, Debt Reduction, and Shareholder Returns

Board of Directors Approves Dividend of $0.21 per Share

CHATTANOOGA, Tennessee, May 6, 2026/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced financial results for the first quarter ended March 31, 2026, and provided updates on its global strategic initiatives.

Q1 2026 Financial Results vs. Q1 2025

•	Revenue: $180.9 million, a 19.8% decrease from $225.7 million
•	Gross Profit: $25.7 million, a 24.3% decrease from $33.9 million
•	Gross Margin: 14.2%, an 80 basis-point decrease from 15.0%
•	SG&A Expenses: $23.9 million, a 3.0% increase from $23.3 million
•	Net Income: $555 thousand, a 93.1% decrease from $8.1 million
•	Diluted EPS: $0.05 per share, a decrease of 92.8% from $0.69 per diluted share

In addition, Miller Industries acquired Omars in the fourth quarter of fiscal 2025. Based on preliminary valuation estimates, non-cash acquisition-related expenses associated with Omars—primarily tied to the sale of equipment adjusted to fair market value and amortization of the estimated intangible value of customer relationships—negatively impacted the Company’s financial results for the first fiscal quarter of 2026 by approximately $0.13 per diluted share. The Company currently anticipates that this amount represents roughly one half of the total acquisition-related expenses expected to be recognized over the remainder of 2026. Miller Industries remains confident that the acquisition will be accretive in the first year after recognizing these non-cash acquisition-related expenses. The Company continues to work with its third-party valuation consultants, and the final amount to be expensed will be finalized upon completion of their analysis.

First Quarter Business Highlights

•	Delivered sequential revenue growth as the Company increased production to meet rising order intake.
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Advancing site preparation for capacity expansion at Ooltewah to significantly enhance North American production capacity and support manufacturing for European and military operations; site expected to be ready for construction to begin by late summer.

•	Continued strong cash flow generation, supporting the capacity expansion, continued debt reduction and returns of capital to shareholders.
•	Returned $4.6 million directly to shareholders in the form of dividends and share repurchases during the quarter.

“First-quarter performance was consistent with our expectations, as we continued to carefully increase production in response to improving retail activity and order flow, driving sequential revenue growth,” said William G. Miller II, Chief Executive Officer. “Near-term profitability continues to reflect elevated acquisition-related costs associated with Omars; however, we expect these expenses to moderate as the year progresses. Importantly, the business continued to generate solid cash flow, further strengthening our balance sheet and financial flexibility.”

Miller continued, “Late in the quarter, rising geopolitical tensions in the Middle East led to higher diesel prices and increased macroeconomic uncertainty, which began to pressure retail demand. In response, we proactively paused our planned North American production increases at current levels to maintain balanced distributor inventory. While we expect these conditions to continue to impact both revenue and profitability in the second quarter of 2026, we remain cautiously optimistic that improving retail activity in the second half of the year will position us to achieve our full-year 2026 outlook.”

Ooltewah, TN Manufacturing Capacity Expansion

To support future growth, European needs and defense production commitments, Miller Industries previously announced the addition of a new 200,000+ sq ft facility at its Ooltewah headquarters site, at a cost of approximately $100 million. As the Company expects to continue its strong cash generation, Miller Industries anticipates funding the majority of this expansion through operating cash flow over the next several years.

This expansion is intended to:

1.	Increase Overall Production Capacity and Efficiency
•	With distributor inventories returning to historically average levels, production volumes are expected to rise in the second half of 2026 and return to a steady level to meet retail deliveries.
•

The new facility will significantly expand output capacity to meet growing domestic and international demand, reduce lead times, and reinforce Miller Industries’ global leadership in heavy‑duty recovery vehicle technology.

•	In particular, the expansion will increase output capacity for heavy‑duty recovery units, which remain the Company’s largest global export.
2.	Support European Demand Through U.S. Backfill, Integrated Capacity, and Regional Expansion
•

U.S. production will continue to serve as a critical backbone for European demand with the addition of Omars, the expansion of Jige’s heavy‑duty integration, and production enhancements at the Company’s Boniface facility.

•

The combination of Jige expansion, Omars integration, and Boniface growth supported by U.S. backfill capability will help to ensure production stability, improved lead times, and a fully integrated supply strategy globally.

3.	Prepare for Higher-Volume Global Military Production
•	With more than $150 million in military commitments and additional global RFQs underway, the new facility will be capable of supporting higher-volume global defense‑grade recovery vehicle production.

•	Military programs production is scheduled to begin in 2027 and accelerate into 2028 and 2029, requiring enhanced capacity, specialized equipment, and advanced production flow capabilities.

Return of Capital to Shareholders

The Company’s Board of Directors approved a quarterly cash dividend of $0.21. The dividend is payable June 8, 2026, to shareholders of record as of June 1, 2026, and represents the sixty-second consecutive quarter that Miller Industries has paid a dividend. Additionally, Miller Industries repurchased approximately $2.2 million of stock during the first quarter of 2026.

Pricing Actions and Cost Environment Update

Miller Industries continues to experience ongoing pricing pressure driven by tariff impacts, regulatory and compliance requirements, and the elevated cost structure associated with manufacturing in the U.S. While the Company implemented a surcharge in April 2025 to partially offset these pressures, continued cost increases have exceeded the coverage provided by that surcharge.

As a result, the Company announced that the existing surcharge will be rolled into its standard pricing structure. In addition, Miller Industries will implement a 3% price increase on all manufactured products invoiced after July 31, 2026. These actions are intended to better align pricing with the current cost environment while supporting continued investment in U.S. manufacturing, product quality, safety, and regulatory compliance.

Management remains focused on disciplined cost control and operational efficiency initiatives; however, these pricing adjustments are necessary to help mitigate ongoing margin pressure and maintain the long-term sustainability of Miller Industries’ domestic manufacturing operations.

2026 Guidance and Production Outlook

The Company is re-affirming its previously issued revenue guidance of $850 million to $900 million for full year 2026 and expects earning per share to be generally in line with full year 2025 results.

Given geopolitical tensions in the Middle East and resulting higher diesel prices, Miller Industries expects production volumes to be weighted toward the second half of 2026. While macroeconomic conditions remain dynamic, the Company remains optimistic that revenue will approach $250 million per quarter by the second half of 2026. Gross margins are expected to return to historical levels in the mid-13% range for full year 2026, with revenue mix shifting toward historical levels of bodies and chassis.

The statements in the 2026 guidance and production outlook provided above are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Conference Call

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, May 7, 2026, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/NZVRAYXeQbW

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through Thursday, May 21, 2026. The replay number is 1-844-512-2921, Passcode 1182125.

About Miller Industries, Inc.

Miller Industries is The World’s Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Omars™, Titan® and Eagle®.

Forward-Looking Statements

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include, without limitation: any statements relating to our 2026 guidance and expected production levels (including under the heading “2026 Guidance and Production Outlook”); the growth and effect of the drivers of our long-term business performance; our future production capacity expansion plans (including the timing thereof and anticipated impact on our business); future customer demand levels; acquisition related costs and the success and timing of integration plans associated with Omars; our priorities relating to capital allocation; increases in the Company’s product pricing, including the timing and success thereof; expectations regarding the industry cost environment and the Company’s cost control and operational efficiency initiatives; and any potential upside from pending military contracts and their potential effect on revenue and earnings growth. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: our dependence upon outside suppliers for component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products leaves us subject to changes in price and availability, the cadence and quantity of deliveries from our suppliers, and delays in receiving supplies of such materials, component parts or chassis; our customers’ and towing operators’ access to capital and credit to fund purchases; the continuing impact of existing tariffs, the implementation of new or increased tariffs and any resulting trade wars, and any resulting macroeconomic uncertainty; the rising costs of equipment ownership, including continuing increases in insurance premiums and elevated interest rates that have added cost pressures to our end users, and fluctuations in the value of used trucks; macroeconomic trends, availability of financing, and changing interest rates; our customers’ ability to fund purchases of our products; various international political, economic and other uncertainties, including as a result of new or ongoing military conflicts in the Middle East and Ukraine, which may continue to adversely impact our customer spending patterns; volatility in fuel and other transportation costs, including as a result of the geopolitical tensions in the Middle East and the disruptions in international shipping through the Strait of Hormuz; increases in the cost of skilled labor; risks relating to our indebtedness, including our ability to maintain compliance with the covenants in our credit facility; special risks from our sales to U.S. and other governmental entities through prime contractors; the cyclical nature of our industry and changes in consumer confidence and in economic conditions in general; changes in insurance costs and weather conditions; competition in our industry and our ability to attract or retain customers; changes in government regulations, including environmental and health and safety regulations; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in the tax regimes and related government policies and regulations in the countries in which we operate; our dependence on the continued participation and level of service of our numerous independent distributors; the catastrophic loss of one of our manufacturing facilities; risks relating to acquisitions; environmental and health and safety liabilities and requirements; failure to comply with domestic and foreign anti-corruption laws; loss of the services of our key executives; the effects of regulations relating to conflict minerals; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; fluctuations of our stock price and involvement with activist shareholders; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; risks related to our use of artificial intelligence, including generative artificial intelligence and machine learning; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2026	2025	Change
NET SALES	$180,863	$225,651	(19.8)%

COST OF OPERATIONS	155,181	191,707	(19.1)%

GROSS PROFIT	25,682	33,944	(24.3)%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	23,949	23,260	3.0%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	145	95	52.6%

Other (Income) Expense, Net	(15)	(202)	92.6%

Total Expense, Net	24,079	23,153	4.0%

INCOME BEFORE INCOME TAXES	1,603	10,791	(85.1)%

INCOME TAX PROVISION	1,048	2,726	(61.6)%

NET INCOME	$555	$8,065	(93.1)%

BASIC INCOME PER SHARE OF COMMON STOCK	$0.05	$0.70	(92.9)%

DILUTED INCOME PER SHARE OF COMMON STOCK	$0.05	$0.69	(92.8)%

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.21	$0.20	5.0%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	11,387	11,450	(0.6)%
Diluted	11,528	11,614	(0.7)%

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2026 (Unaudited)	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,973	$44,682
Accounts receivable, net of allowance for credit losses of $1,944 and $1,876 as of March 31, 2026 and December 31, 2025, respectively	186,572	198,261
Inventories, net	172,494	184,231
Prepaid expenses	18,061	12,409
Total current assets	430,100	439,583
NON-CURRENT ASSETS:
Property, plant and equipment, net	127,842	123,808
Right-of-use assets - operating leases	1,783	276
Goodwill	20,259	20,073
Other assets	5,603	5,927
TOTAL ASSETS	$585,587	$589,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,176	$2,246
Accounts payable	85,791	78,548
Accrued liabilities	56,215	55,602
Current portion of operating lease obligation	348	176
Total current liabilities	144,530	136,572
NON-CURRENT LIABILITIES:
Long-term obligations	21,030	31,055
Non-current portion of operating lease obligation	1,435	100
Deferred income tax liabilities	1,335	1,370
Total liabilities	168,330	169,097

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value per share:
Authorized – 5,000,000 shares, Issued and outstanding – none	—	—
Common stock, $0.01 par value per share:
Authorized – 100,000,000 shares, Issued and outstanding – 11,395,716 and 11,371,730 shares as of March 31, 2026 and December 31, 2025, respectively	114	114
Additional paid-in capital	150,826	153,046
Retained earnings	266,965	268,798
Accumulated other comprehensive loss	(648)	(1,388)
Total shareholders’ equity	417,257	420,570
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$585,587	$589,667